CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

October 29, 2008

To:	Urex Energy Corp.

As independent registered certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated July 11, 2008, relating to the consolidated financial statements of Urex Energy Corp. and to the reference to our Firm under the caption “Interest of Named Experts and Counsel” appearing in the Prospectus.

JEWETT, SCHWARTZ, WOLFE & ASSOCIATES

Jewett, Schwartz, Wolfe & Assoc CPA’s

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